UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.___)

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Calvin B. Taylor Bankshares, Inc.
(Name of Registrant as Specified In Its Charter)

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CALVIN B. TAYLOR BANKSHARES, INC.
 P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Calvin B. Taylor Bankshares, Inc.:

    The Annual Meeting of Stockholders of Calvin B. Taylor Bankshares, Inc. (the "Company") will be held at 24 North Main Street, Berlin, Maryland 21811, on Wednesday, May 9, 2012, at 2:00 p.m., local time, for the following purposes:

1.  To elect the Directors of the Company, who shall serve for a one-year term, and until their respective successors are elected and have qualified;

2.  To ratify the appointment of Rowles & Company, LLP as the independent auditors for Calvin B. Taylor Bankshares, Inc., and Calvin B. Taylor Banking Company of Berlin, Maryland for the fiscal year ending December 31, 2012;

3.  To have an advisory vote on executive compensation; and

4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    This Notice is accompanied by a copy of the Company’s Annual Report and a Proxy Statement providing a detailed description of the items to be voted on at the Meeting.

    The Board of Directors has carefully reviewed and considered the proposals for election, and recommends the Stockholders of the Company TO APPROVE, RATIFY AND CONFIRM the items contained in the Proxy Statement.

    Only Stockholders of record at the close of business on March 1, 2012, are entitled to notice of and to vote at the annual meeting or any adjournment thereof. Your vote on these matters is very important. We urge you to carefully review the enclosed materials and return your Proxy promptly.

    You are cordially invited to attend this meeting in person. Whether or not you plan to attend the meeting, please sign and promptly return the Proxy in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you so desire, even though you have previously returned your Proxy.

Sincerely,

/s/ Reese F. Cropper, Jr.	/s/ Raymond M. Thompson

Reese F. Cropper, Jr.	Raymond M. Thompson
Chairman of the Board of Directors	President and Chief Executive Officer

Berlin, Maryland
March 7, 2012

CALVIN B. TAYLOR BANKSHARES, INC.
 P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder(s) hereby appoints Reese F. Cropper, Jr., Raymond M. Thompson, and William H. Mitchell, and each of them, proxies, with the powers that the undersigned would possess if personally present, and with the full power of substitution ___________________________ (substitution name, if any), to vote all shares of the undersigned in Calvin B. Taylor Bankshares, Inc. at the annual meeting of stockholders to be held on Wednesday, May 9, 2012, at 2:00 p.m., and at any and all adjournments and postponements thereof, upon all subjects that may properly come before the meeting, including matters described in the proxy statement furnished herewith, subject to any directions indicated below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES, FOR THE RATIFICATION OF AUDITORS, AND FOR APPROVAL OF THE COMPENSATION OF EXECUTIVE OFFICERS AS NAMED IN THE ACCOMPANYING PROXY STATEMENT.

1. Election of the following nominees as Directors:
James R. Bergey, Jr.	Charlotte K. Cathell	Hale Harrison	Joseph E. Moore
John H. Burbage, Jr	Reese F. Cropper, Jr.	Gerald T. Mason	Louis H. Taylor
Todd E. Burbage	Reese F. Cropper, III	William H. Mitchell	Raymond M. Thompson

To vote your shares for all nominees, mark the "For" space with an "X". To vote against all nominees, mark the "Against" space with an "X". If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" space with an "X", and strike the name(s) above by drawing a line through the name(s) of each nominee you do not wish to vote for.
________FOR	________AGAINST	________FOR ALL EXCEPT

2. Ratification of Rowles & Company, LLP, as independent auditors:
    More information about this question can be found in the Proxy Statement in the section titled "Ratification of Appointment of Independent Auditors." Please mark your vote with an "X" in the appropriate space below.
________FOR	________AGAINST	________ABSTAIN

3. Advisory vote on executive compensation:

    More information about this question can be found in the Proxy Statement in the section titled "Compensation Policies and Practices." Please mark your vote with an "X" in the appropriate space below.
________FOR	________AGAINST	________ABSTAIN

4. At their discretion, to vote upon such matters as may properly come before the Annual Meeting.

IMPORTANT NOTICE:
This PROXY should be signed by all owners of this stock.

Stockholder sign above line and date          Date

Co-stockholder sign above line and date     Date

CALVIN B. TAYLOR BANKSHARES, INC.

P. O. Box 5, 24 North Main Street, Berlin, Maryland 21811

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2012

    This proxy statement is furnished to the stockholders of Calvin B. Taylor Bankshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company, to be voted at the Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held on Wednesday, May 9, 2012 at 2:00 p.m. local time and at any adjournment or postponement thereof, for the purposes set forth in this Proxy Statement. The meeting will be held at the principal Executive Office of the Company at 24 North Main Street, Berlin, Maryland 21811. This Proxy Statement and the accompanying Proxy were first mailed to the stockholders on or about April 2, 2012.

VOTING AND REVOCABILITY OF PROXY APPOINTMENTS

    The Company has fixed March 1, 2012, as the record date (the "Record Date") for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. The Company’s only stock is its Common Stock, par value $1.00 per share. At the close of business on the Record Date, there were outstanding and entitled to vote 2,995,723 shares of Common Stock of the Company, with each share being entitled to one vote. There are no cumulative voting rights. A majority of the outstanding shares of Common Stock represented at the Meeting, in person or by proxy, will constitute a quorum.

    All proxies will be voted in accordance with the instructions contained in the proxies. If no choice is specified, proxies will be voted "FOR" the election to the Board of Directors of all nominees listed below under "ELECTION OF DIRECTORS," "FOR" the ratification of the appointment of Rowles and Company, LLP, as independent auditors for the Company for the fiscal year ending December 31, 2012, and at the proxy holder’s discretion, on any other matter that may properly come before the Meeting. Any stockholder may revoke a proxy given pursuant to this solicitation prior to the Meeting by delivering an instrument revoking it, or by delivering a duly executed proxy bearing a later date, to William H. Mitchell, Vice President of the Company. A stockholder may elect to attend the meeting and vote in person even if he or she has a proxy outstanding.

    Stockholders whose shares are held in brokerage accounts will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Stockholders should check the voting form or instructions provided by their brokerage to see which options are available. Stockholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access that would be borne by the stockholder, such as usage fees from Internet access providers and telephone companies. To revoke a proxy previously submitted electronically, a stockholder may submit a new proxy at a later date before the vote is taken at the Annual Meeting. In this case, the earlier proxy will be revoked and the proxy submitted later will be recorded.

    Brokers generally may not vote shares held by them in street name for customers. A broker that holds shares in street name for customers has authority to vote on "routine" items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. The proposal to ratify the selection of the Company’s independent auditors is a "routine" item. Brokers that do not receive instructions may not, however, vote on the election of Directors. Thus, it is important that you cast your vote for the election of Directors.

    Management of the Company is not aware of any other matter to be presented for action at the meeting other than those mentioned in the Notice of Annual Meeting of Stockholders and referred to in this Proxy Statement. If any other matters come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote on such matters in accordance with their judgment.

SOLICITATION

    This solicitation is made by the Company. The costs associated with preparing, printing, assembling, and mailing the proxy materials are borne by the Company. Out-of-pocket and clerical expenses incurred by brokerage houses and other custodians who transmit copies of the proxy materials to the beneficial owners of shares held as of the Record Date are reimbursable by the Company.

ELECTION OF DIRECTORS

    Article II of the Company’s Articles of Incorporation, and Section 2.03 of the Company’s Bylaws, as amended, provide that each member of the Company’s Board of Directors shall serve a one-year term. The entire Board of Directors is elected annually by vote of the Stockholders.

    It is the intention of the persons named as proxies in the accompanying Proxy to vote FOR the election of the nominees identified below to serve for a one-year term, expiring at the 2013 Annual Meeting of Stockholders. If any nominee is unable or fails to accept nomination or election, the persons named as proxies in the Proxy will vote for the election of remaining nominees and any substitute nominee(s) recommended by the Company’s Board of Directors.

    Directors are elected by a plurality of the votes cast at the meeting. Abstentions will not be considered to be either affirmative or negative votes.

    The table below provides information about the nominees and officers, including age, position with the Company, and position with Calvin B. Taylor Banking Company (the "Bank"). All of the nominees who are incumbent Directors of the Company and the Bank have current terms that expire in May 2012 upon election of their successors.

Name	Age	Title or Position with the Company	Title or Position with the Bank
James R. Bergey, Jr.	57	Director, first elected 10/31/95	Director, first elected 02/02/94
John H. Burbage, Jr.	69	Director, first elected 10/31/95	Director, first elected 02/04/87
Todd E. Burbage	39	Director, first elected 05/17/06	Director, first elected 05/17/06
Charlotte K. Cathell	61	Director, first elected 05/17/06	Director, first elected 05/17/06
Reese F. Cropper, Jr.	70	Director, first elected 10/31/95	Director, first elected 03/06/74
		Chairman of the Board	Chairman of the Board
Reese F. Cropper, III	51	Director, first elected 05/03/00	Director, first elected 05/03/00
Hale Harrison	64	Director, first elected 10/31/95	Director, first elected 01/08/75
Gerald T. Mason	64	Director, first elected 10/31/95	Director, first elected 02/02/94
William H. Mitchell	62	Director, first elected 05/05/99	Director, first elected 05/05/99
		Vice President	Executive Vice President, Cashier,
			Chief Financial Officer
Joseph E. Moore	69	Director, first elected 10/31/95	Director, first elected 11/03/76
Louis H. Taylor	51	Director, first elected 05/11/11	Director, first elected 05/11/11
Raymond M. Thompson	49	Director, first elected 05/08/02	Director, first elected 05/08/02
		President, Chief Executive Officer	President, Chief Executive Officer

    Mr. James R. Bergey, Jr. is a Certified Public Accountant and President of Bergey & Company, P.A., in Berlin, Maryland. He is a member of the Board of Directors of Atlantic General Hospital Corporation, the Waterman’s Trust and the Community Foundation of the Eastern Shore. Mr. Bergey serves as Treasurer of Atlantic General Hospital Corporation and Chairman of the Finance Committee of the Hospital Board.
    Mr. Bergey’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as owner of a locally based business, and professional expertise as a certified public accountant.

    Mr. John H. Burbage, Jr. is an owner of Mystic Harbour Development Co., Mystic Harbour Utility Co., and Bethany Land Co., and a partner in Bayside Realty, Burbage Properties, Blue Water Development Company, Sunset Bay, LLC, and Holiday House, LLC, Bethany Beach, Delaware. Mr. Burbage currently serves on the Board of Directors of Atlantic General Hospital.
    Mr. Burbage’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as owner of a locally based business, experience in real estate development, and knowledge of the local real estate market.

    Mr. Todd E. Burbage is a builder, developer and owner of both commercial and residential projects in Maryland, Delaware, and Virginia, as well as Washington DC. He currently serves on the Board of Directors for The Community Foundation of the Eastern Shore, Peninsula Regional Medical Center Foundation, and Maryland Coastal Bays Program.
     Mr. Burbage’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as owner of a locally based business, professional experience in real estate development, and knowledge of the local real estate market.

    Ms. Charlotte K. Cathell was first elected the Register of Wills for Worcester County in 1998. She recently served as President of the Maryland Register of Wills Association for three years. She is a member of the Ocean Pines/Ocean City Kiwanis Club and the Worcester County Commission for Women. Ms. Cathell was a founder of Worcester County G.O.L.D. (Giving Other Lives Dignity), served as President for ten years from 1997 to 2007, and continues to serve on the Board of Directors.
    Ms. Cathell’s director qualifications include her tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, professional experience in state government, and participation and leadership in community-based organizations.

    Mr. Reese F. Cropper, Jr. was employed by the Bank from May 1962 through November 2011, serving as its President from January 1974 to May 2002. He became President and Chief Executive Officer of the Company on October 31, 1995, serving in those capacities until May 2002, and December 31, 2005, respectively. Mr. Cropper continues to serve as Chairman of the Board of Directors of the Bank and the Company since his election in May 2002, and is a member of the Executive Committee of the Bank. He is a past President of the Maryland Bankers Association and he served a six-year term as a member of the Banking Board of the State of Maryland from 1983 to 1989. He is also a Director of Ocean City Golf and Yacht Club, partner in the Atlantic Hotel, Berlin, Maryland, and Holiday House, LLC, Bethany Beach, Delaware, and owns several rental properties in the Berlin-Ocean City area.
    Mr. Cropper is uniquely qualified for his position as Chairman of the Board of Directors of the Bank and the Company. He is a lifelong resident of the Company’s service area and was an employee of the Bank for almost 50 years. Mr. Cropper’s long tenure as senior officer of the Bank, coupled with his knowledge of the political environment in which the Company operates, bring great value and perspective to the Board.

    Mr. Reese F. Cropper, III is the owner of Insurance Management Group, Inc., an insurance agency. He is one of less than 100 agents nationally that holds the insurance designation of "Community Insurance Risk Management Specialist" (CIRMS) and he serves on the Maryland Chapter of Community Association’s Institute’s Legislative Action Committee. Mr. Cropper also serves on the Board of Trustees of Worcester Preparatory School, Berlin, Maryland, is the Chairman of the Employee Pension Plan Committee for the Town of Ocean City, Maryland, and is the President of the Decatur Business Center Condominium Association in West Ocean City.
    Mr. Cropper’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as owner of a locally based business, and knowledge of insurance issues, coverage and products available to the Company and the Bank.

    Mr. Hale Harrison owns and operates Harrison Group Resort Hotels in Ocean City, Maryland. Mr. Harrison is a former councilman and secretary for the Town of Ocean City and former Chairman of the Ocean City Planning and Zoning Commission. He is past Chairman of the Board of Directors and a member of the Finance Committee of Atlantic General Hospital.
    Mr. Harrison’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as owner of a locally based business, and knowledge of the hospitality industry on which the economy of the Company’s service area relies for employment and revenue generation.

     Mr. Gerald T. Mason is the Chief Administrative Officer for Worcester County Government and a member of the Tri-County Council for the Lower Eastern Shore. He serves on the Maryland Association of Counties Legislative Committee.
    Mr. Mason’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, and experience in local and regional government.

    Mr. William H. Mitchell has been employed by the Bank since June 1970 and was named as its Cashier in February 1986. He became Senior Vice President and Chief Financial Officer of the Bank in January 1999, and Vice President of the Company in February 1999. In 2006, Mr. Mitchell was named Executive Vice President of the Bank. Mr. Mitchell is a member of the Berlin Lions Club and serves as a Trustee and the Treasurer of the Humphreys Foundation, Inc.
    Mr. Mitchell’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, and his 40 years of service to the Bank. Mr. Mitchell’s expertise in bank operations and stockholder relations are of particular value.

    Joseph E. Moore, Esq. is a partner in the law firm of Williams, Moore, Shockley & Harrison, LLP, with offices in Ocean City and Ocean Pines. Mr. Moore is a member of the Board of Trustees of the Worcester Preparatory School, in Berlin. He is the Chairman of the Board of Zoning Appeals for the Town of Berlin. Mr. Moore also serves on the Board of Directors of Chesapeake Utilities Corporation of Dover, Delaware, and is a member of its Compensation Committee and Governance Committee. Mr. Moore is a former member of the Board of Directors of the Nabb Center for Delmarva History & Culture at Salisbury University and a member of the Board of Directors of the Ocean City Lifesaving Museum. He is a member of the Board of Trustees of the Maryland Historical Society. Mr. Moore presently serves as co-Chair of the First Appellate Circuit Character Committee of the Maryland State Board of Law Examiners, having been appointed to that position by the Maryland Court of Appeals. Mr. Moore is a fellow of the American College of Trial Lawyers.
    Mr. Moore’s director qualifications include his tenure as a director of the Company and the Bank, lifelong residency in the Company’s service area, experience as a partner in a locally based business, and knowledge of applicable law.

    Mr. Louis H. Taylor is the Principal of Stephen Decatur High School, a Maryland Blue Ribbon School. During Mr. Taylor's 28 years of employment in Worcester County Public Schools, he has served as teacher, coach, assistant principal and, since 1995, principal. He was Principal of the Year for the State of Maryland for the 1998-1999 school year.
   Mr. Taylor serves as Vice-Chairman of the Board of Directors at Atlantic General Hospital and Chairman of the Board of Hudson Health Services. He is a director of the Community Foundation of the Eastern Shore and the Salisbury University Varsity Club. Mr. Taylor previously served on the Worcester County Local Management Board, 2003-2006, and the Worcester County Board of Zoning Appeals, 2006-2009. He is co-owner of Bali Hi R.V. Park, Inc.
    Mr. Taylor’s qualifications for a seat on the boards of the Company and the Bank include lifelong residency in the Company’s service area, and participation and leadership in numerous community-based organizations.

    Mr. Raymond M. Thompson has been employed by the Bank since October 1997. Mr. Thompson served as Vice President of the Bank from January 1999 to his election as President in May 2002, and as Treasurer of the Company from February 2000 to his election as President in May 2002. He was appointed Chief Executive Officer of the Company and the Bank as of January 1, 2006. Mr. Thompson serves on the boards of the Maryland Bankers Association, Southern Eastern Shore Revolving Loan Fund, and the Maryland Financial Bank. He is a "Corporation Member" of Atlantic General Hospital. Mr. Thompson is a member and past Treasurer of the Berlin Lions Club.
    Mr. Thompson’s director qualifications include his tenure as a director of the Company and the Bank, coupled with his banking experience as described in the preceding paragraph. He is a lifelong resident of the Company’s service area and has a broad base of professional and personal associations in the community.

    The following Directors have family relationships: Reese F. Cropper, Jr. is the father of Reese F. Cropper, III and Joseph E. Moore is a cousin to the Croppers. John H. Burbage, Jr. is the father of Todd E. Burbage.

    None of the directors or officers of the Company or the Bank have been involved in any administrative proceedings or convicted of any crime.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTIONS OF THE NOMINEES NAMED ABOVE.

COMPENSATION POLICIES AND PRACTICES

Director Compensation

    During 2011, non-employee directors of the Bank received a fee of $850 for each board meeting attended and $850 for each of the Bank’s Executive Committee meetings attended. No fees are paid for attendance at meetings of audit, compensation, nominating or strategic planning committees. Directors are not compensated for attendance at meetings of the Company’s board. Total directors’ fees paid by the Bank were $175,900 during 2011. Directors are not paid any form of compensation other than the fees described above.

Executive Compensation

    The table below presents a summary of the compensation for the last three fiscal years of the principal executive officer, principal financial officer, and other executive officers of the Company who received an annual salary and bonus that exceeded $100,000 during that period.
    Annually, the Board Compensation Committee determines compensation for Mr. Cropper, Mr. Thompson and Mr. Mitchell. Consideration is given to the contribution of each individual to the operation of the Company. Bonuses, if any, are discretionary and determined in a manner consistent with bonuses paid to other employees. Mrs. Hawkins’ compensation is established by senior management.
    The Company does not provide any form of compensation other than that which is disclosed in the following table.

				Other		401(k) Plan	Total
Name and Principal Position	Year	Salary	Bonus	Compensation		Contributions	Compensation
						(3)
Reese F. Cropper, Jr.	2011	$ 123,750	$ 5,400	$ 21,084	(1)(2)	$ 7,605	$ 157,839
Chairman of the Board	2010	$ 135,000	$ 5,400	$ 15,472	(1)(2)	$ 8,539	$ 164,411
	2009	$ 135,000	$ 5,400	$ 14,874	(1)(2)	$ 10,524	$ 165,798

Raymond M. Thompson	2011	$ 243,000	$ 9,720	$ 13,910	(1)(2)	$ 14,682	$ 281,312
President and CEO	2010	$ 243,000	$ 9,720	$ 14,403	(1)(2)	$ 14,321	$ 281,444
(Principal Executive Officer)	2009	$ 243,000	$ 9,720	$ 16,615	(1)(2)	$ 18,259	$ 287,594

William H. Mitchell	2011	$ 138,640	$ 4,345	$ 6,488	(2)	$ 8,671	$ 158,144
Vice President	2010	$ 143,640	$ 5,746	$ 6,488	(2)	$ 9,185	$ 165,059
	2009	$ 151,200	$ 6,048	$ 6,488	(2)	$ 11,566	$ 175,302

Jennifer G. Hawkins	2011	$ 76,390	$ 3,056			$ 5,450	$ 84,896
Treasurer	2010	$ 75,633	$ 3,025			$ 5,245	$ 83,903
(Principal Financial Officer)	2009	$ 75,633	$ 3,025			$ 5,865	$ 84,523

(1) Benefits paid by the Bank in connection with the use of an automobile.
(2) Benefits paid by the Bank in connection with the payment of insurance premiums.
(3) The Company contributes to the 401(k) Plan for all participating employees including executive officers. Annually, the Board of Directors approves a discretionary contribution in addition to matching 50% of employee contributions to a maximum of 6% of qualifying wages.

Advisory Vote on Executive Compensation

    The "Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010" (Dodd-Frank) entitles our stockholders to vote to approve the compensation of the above-named officers. This is an advisory vote, which means that it is non –binding. This provision of Dodd-Frank is commonly known as say-on-pay.
    The Company’s practices for establishing executive compensation are described above under "Executive Compensation." The Company does not enter into employment contracts with officers or other employees, and has no incentive compensation plans under which compensation is calculated based on individual or corporate performance.
    Although the say-on-pay vote is non-binding, the Board of Directors will take seriously any significant vote against the executive officer compensation as disclosed in this proxy statement, including evaluating whether any action is appropriate in response to that vote.

Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation

    Dodd-Frank also entitles our stockholders to indicate a preferred frequency for inclusion of the advisory vote on executive compensation in the Proxy. Stockholders are given the option of indicating a preference for the advisory vote on executive compensation to be presented in the Proxy at intervals of one, two, or three years. This too is an advisory vote, which means that it is non –binding. This provision of Dodd-Frank is commonly known as say-on-frequency.
    In May 2011, stockholders’ votes indicated a preference for the advisory vote on executive compensation to be presented in the Proxy annually. Accordingly, the Company’s Board of Directors has approved inclusion of an advisory vote on say-on-pay in this Proxy.

Overall Compensation Policies

    The Company has no employees. Compensation for various positions in the Bank is established with consideration to the competitive employment environment in the area for similar job positions. Individual employee qualifications including relevant experience and education are considered in determining compensation. Employees qualify for annual pay increases and bonuses based on their performance. All bonuses are discretionary and are approved by the Board of Directors.
    Relations with employees are considered to be good. Compensation policies and practices are designed in such a manner as to have a low likelihood of increasing the risk of causing a material adverse effect on the Bank or the Company.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

    The Boards of Directors of the Bank and of the Company (the Boards) have parallel leadership structures. Reese F. Cropper, Jr., Chairman, served as president of the Bank for twenty-eight years and Chief Executive Officer (CEO) for ten years before resigning from those positions in May 2002, and December 31, 2005, respectively. Raymond M. Thompson succeeded Mr. Cropper as President and CEO. Mr. Cropper has served as Chairman of the Board since May 2002. The positions of Chairman and CEO, as well as other officer positions, are filled by the Boards annually during their organizational meeting. Separation or combination of the positions of Chairman and CEO is considered at that time. While these positions are currently separated, the Boards do not consider that the assignment of both positions to the same individual, properly vetted, presents higher risk.
    The Boards have not designated a senior or leading independent director. Each independent director brings unique perspective and is on equal footing with each other director. The Audit Committee which is comprised of only independent directors meets quarterly. At this time, any concerns of a non-employee director can be voiced in the absence of inside directors and discussed within this independent body.
    To fulfill its role in risk oversight, the Board relies primarily on information provided by senior management and auditors. Financial and accounting officers analyze and report results of operations, evaluation of capital adequacy of correspondent banks, and activity in the investment portfolio. Loan department managers provide updated information on credit issues including delinquencies and other troubled loans. Management informs the Board of non-financial events that may become public knowledge with either positive or negative effect on the Bank’s reputation in the community. Internal and outside auditors and federal and state banking examiners report the results of their tests, highlighting matters that require Board attention. Board members attend seminars to stay abreast of issues in the banking industry and to network with peers.

BOARD & COMMITTEE MEETINGS

    The Boards of Directors of the Bank and of the Company are scheduled to meet monthly and each held twelve meetings in 2011. Members are compensated for attendance.
    The Executive Committee of the Bank’s board meets weekly and is comprised of four standing members and one rotating member. In 2011, the standing members included two inside directors, one outside director, and one emeritus director. The rotating member is an outside director. In addition to discussion and approval or denial of loan applications, the Committee engages in discussions of general interest including regulatory updates, bank polices and procedures, customer service, and product development. Non-employee directors serving on this Committee are compensated for attendance.
    The Audit Committee is a standing committee of the Company’s Board comprised of independent directors. Members serving in 2011 were James R. Bergey, Jr., John H. Burbage, Jr., Todd E. Burbage, Charlotte K. Cathell, Hale Harrison, Gerald T. Mason, and Michael L. Quillin, Sr. Chairman James R. Bergey, Jr. serves as the financial expert. The Audit Committee meets no less than quarterly and held four meetings in 2011. The Board of Directors has adopted a written Audit Policy which serves as a charter for the Audit Committee (see Exhibit I). The Committee reviews the reports and findings of the internal auditor quarterly. At least once each year, the Committee meets with the outside audit firm to review and discuss annual financial reports and required year-end communications from the audit firm. Members are not compensated for attendance.
    The Compensation Committee is a standing committee of the Bank’s board comprised of three independent directors. Committee members in 2011 were Hale Harrison, Gerald T. Mason, and Michael L. Quillin. The Compensation Committee meets annually or as needed to establish executive compensation. No officer of the Bank serves in a capacity that influences Compensation Committee members in their professional activities outside of the Bank and the Company. The Compensation Committee held one meeting in 2011. Members are not compensated for attendance.
    The full Board of Directors performs the function of a Nominating Committee on an ad hoc basis. Directors serve for one-year terms subject to annual re-election until they either reach mandatory retirement at 72 years of age or voluntarily resign from the Board. When seeking nominees, the Board, acting as the Nominating Committee, considers the reputation of a candidate in the community, their professional qualifications, and other characteristics that would best compliment and strengthen the composition of the current directorate. Director nominees are proposed to stockholders by consensus of the Board of Directors. The Nominating Committee did not meet in 2011.
    The Strategic Planning Committee consists of up to five members including the Bank’s President.  The purpose of this committee is to periodically review the Bank’s current strategic mission, and make planning recommendations or suggestions for the full Board’s consideration.   During 2011, the committee consisted of independent directors James Bergey, Jr., Todd Burbage, Charlotte Cathell and Hale Harrison, and President Raymond M. Thompson.  The Committee met once in 2011. Members are not compensated for attendance.
    There are no Board committees other than those described above.

COMPLIANCE WITH BENEFICIAL OWNERSHIP RULES

    Section 16(a) of the Securities Exchange Act of 1934 requires (i) the Company's directors and executive officers and (ii) persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities Exchange Commission (the "SEC"), within certain specified time periods, reports of ownership and changes in ownership. Such directors, officers, and stockholders are required by the SEC regulations to furnish the Company with copies of all such reports that they file.
    To the Company's knowledge, based solely upon a review of such copies of such reports furnished to the Company and representations that no other reports were required with respect to the year ended December 31, 2011, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis with respect to 2011.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PARTIES

    Some Directors and officers of the Company and their families or close associates, are current and/or past customers of the Bank. During the year ended December 31, 2011, transactions, including loans from the Bank to these persons, have occurred. All loans to related parties have been made in the ordinary course of business at the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans made to persons not related to the Bank or the Company. Loans to Directors and executive officers are approved by the Board of Directors and reviewed every six months. Related party loans do not involve more than the normal risk of collectability, nor do they contain other terms or features that are unfavorable to the Bank and the Company. Related parties may also have funds on deposit at the Bank. These deposits are accepted in the ordinary course of business and are subject to the same terms as those that apply to persons not related to the Bank or the Company. It is likely that additional related party transactions will occur in the future.
    The Bank is legally represented by and engages Williams, Moore, Shockley, and Harrison, LLP, in which Director Joseph E. Moore is a partner. The total amount of legal fees for both the Company and Bank in 2011, paid to Mr. Moore and/or his legal firm was $46,344. Management believes that the terms of these transactions with are comparable to those that would have been obtained in negotiating transactions with independent third parties.

PRINCIPAL BENEFICIAL OWNERS OF THE COMPANY’S COMMON STOCK

    The following table sets forth the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by (a) each executive officer of the Company, (b) each director of the Company, (c) all directors and executive officers of the Company as a group, and (d) each person or entity known to the Company to own more than five percent of the outstanding Common Stock.
    The percentage of outstanding shares owned is based on 2,995,723 shares of Common Stock outstanding as of the Record Date, March 1, 2012.
		Shares of Common Stock
		Beneficially Owned
Name	Relationship to Company	Number	Percent
James R. Bergey, Jr.	Director	19,855	0.66%
John H. Burbage, Jr.	Director	225,531	7.53%
Todd E. Burbage	Director	12,187	0.41%
Charlotte K. Cathell	Director	700	0.02%
Reese F. Cropper, Jr.	Director, Chairman	174,743	5.83%
Reese F. Cropper, III	Director	9,492	0.32%
Hale Harrison	Director	44,368	1.48%
Gerald T. Mason	Director	400	0.01%
William H. Mitchell	Director, Vice President	2,180	0.07%
Joseph E. Moore	Director	3,751	0.13%
Michael L. Quillin, Sr.	Director, Retiring in May 2012	32,320	1.08%
Louis H. Taylor	Director	1,100	0.04%
Raymond M. Thompson	Director, President and	8,480	0.28%
	Chief Executive Officer
D. Kenneth Bates	Secretary	77	0.00%
Jennifer G. Hawkins	Treasurer	400	0.01%

All Directors and Officers as a Group		535,584	17.88%

Humphreys Foundation	> 5% stockholder	196,344	6.55%

Total		731,928	24.43%

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS AND OTHER AUDIT DISCLOSURES

    Subject to ratification by the stockholders, the Board of Directors has appointed Rowles & Company, LLP (Rowles) as independent registered public accounting firm to audit the financial statements of the Company for the 2012 fiscal year. Rowles has served as independent auditor for the Company since its formation in 1995. Fees paid to Rowles during the last three fiscal years for annual audits and other services are detailed in the table below. Audit Fees include services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly public filings, and the attestation of management’s report on internal control over financial reporting. Tax Fees include charges related to the preparation and filing of income tax returns.

	2011	2010	2009
Audit Fees	$ 59,439	$ 32,290	$ 51,840
Tax Fees	4,760	3,350	3,550
Other	-	-	-
Total	$ 64,199	$ 35,640	$ 55,390

    The Audit Committee has discussed with Rowles the compatibility of non-audit services with the auditors’ independence and has received related disclosures from Rowles. All services provided by Rowles are pre-approved by the Committee.
    The Committee has reviewed and discussed the audited financial statements with the Company’s management. The Committee has discussed with Rowles the scope and results of the audit. Based on these discussions, the Committee recommends that the audited financial statements be included in the Company’s Annual Report and Form 10-K, which is filed with the Securities and Exchange Commission.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ROWLES & COMPANY, LLP, AS INDEPENDENT AUDITORS.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF STOCKHOLDERS

    Stockholders' proposals, intended to be presented at the 2013 Meeting of Stockholders, must be received by the Company no later than December 7, 2012, to be presented at the 2013 Annual Meeting of Stockholders or considered for inclusion in the Company's Proxy statement for that meeting.

ANNUAL REPORTS

    A copy of the Company's Annual Report is being mailed together with this Proxy Statement. The Company’s Annual Report on Form 10-K for the year-ended December 31, 2011, as filed with the Securities and Exchange Commission, is accessible without charge through the Bank’s website at www.taylorbank.com, or to any stockholder of record as of March 1, 2012, upon written request directed to Jennifer G. Hawkins, Treasurer, Calvin B. Taylor Bankshares, Inc., P.O. Box 5, Berlin, Maryland 21811-0005.

ANNUAL REPORT - INTERNET AVAILABILITY

    A copy of the Company’s Annual Report for the fiscal year ended December 31, 2011 is enclosed with this proxy statement. Additionally, this Proxy Statement and our Annual Report for the fiscal year ended December 31, 2011 are available on our web site at https://materials.proxyvote.com/876838.

Exhibit I

Calvin B. Taylor Bankshares, Inc. and Subsidiaries
Audit Policy

Purpose
     The Board of Directors (Board) adopts this policy which is designed to provide sufficient audit coverage to prevent unnecessary losses that may result from inadequate controls or inappropriate procedures and to assure that disclosure and reporting controls are adequate to assure that the financial reports of the Company are fairly stated. Further, it is the purpose of this policy to provide authority and direction to the Audit Committee (Committee) of the Board.

Audit Committee
     The Board authorizes the Audit Committee to oversee the audit functions of the Company and its subsidiaries. The Committee is responsible for selecting qualified external and internal auditors to provide sufficient audit coverage in all major risk areas, to assess the adequacy of internal controls, to test compliance with policies, procedures, generally accepted accounting principles and applicable laws and regulations. The Committee may, at its discretion, retain counsel or other advisors as necessary to fulfill their duties.
    The Committee is comprised of all independent Board members and meets no less than quarterly. During each meeting, the Committee will meet absent Directors who are employees of the Company or subsidiaries.

External audit
     The Committee will select an external audit firm to perform an audit in accordance with generally accepted auditing standards. At least once in every three years, the Committee will obtain, review and sign a letter from the external audit firm stating a mutual understanding of the engagement.
    Annually, the external auditor will meet with the Board to review their findings and recommendations, and to discuss the independence of the auditor. This meeting will generally occur within the first quarter of the year.

Internal audit
    The Committee will select a qualified internal auditor who will remain independent of operational functions when performing audits and who will report directly to the Committee. Internal Audit will assess the adequacy of the Bank’s policies, procedures and internal control structure and test compliance with those policies and procedures, as well as applicable laws and regulations and generally accepted accounting principles.
    A risk-based Internal Audit Program, approved by the Committee, will be maintained by the internal auditor. The schedule will be flexible allowing the auditor to use judgment in applying additional or reduced procedures as deemed necessary.
    Internal Audit will maintain documentation of audit procedures supporting all conclusions in working papers which will be available to auditors and examiners on request. It is the intent of the Bank that this cooperation should facilitate the work of auditors and examiners to minimize duplication of effort and cost to the Bank.